UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/23/2005

MCG Capital Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of Principal Executive Offices, Including Zip Code)

(703) 247-7500
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 23, 2005, the Board of Directors of MCG Capital Corporation adopted certain amendments to MCG Capital's Amended and Restated Bylaws.

MCG Capital's Amended and Restated Bylaws were amended to: (i) formalize the requirement that MCG Capital's Nominating and Compensation Committees each be comprised entirely of independent directors; (ii) authorize the delegation of certain powers of the Compensation Committee to the Chief Executive Officer or the President of MCG Capital; however, the Compensation Committee will retain the sole authority to determine the compensation of MCG Capital's executive officers; (iii) remove certain rights related to Board and committee membership granted to GS Capital Partners II, L.P., Vestar Capital Partners IV, L.P. and Soros Private Equity Partners LLC prior to the time of MCG Capital's initial public offering; (iv) formalize the prior establishment of the position of a chief compliance officer in accordance with Rule 38a-1 of the Investment Company Act of 1940; and (v) set forth duties and responsibilities required to be performed by the chief compliance officer. The amendments became effective upon adoption by the Board of Directors on March 23, 2005. A copy of the revised Amended and Restated Bylaws is attached as Exhibit 3(ii) to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No. 3(ii): Amended and Restated Bylaws of MCG Capital Corporation

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MCG Capital Corporation

Date: March 28, 2005.	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.(ii).	Amended and Restated Bylaws of MCG Capital Corporation